Exhibit 99.1
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that (i) each of them is eligible to use the statement on Schedule 13D to which this Agreement is attached as an Exhibit; (ii) such statement is filed on behalf of each of them; (iii) all subsequent amendments to such statement shall be filed on behalf of each of them without the necessity of filing additional joint filing statements; and (iv) each such person acknowledges that such person is responsible for the timely filing of such amendments, for the completeness and accuracy of the information concerning such person contained herein and in any such amendment, and is not responsible for the completeness or accuracy of the information concerning the other persons making this filing or any such amendment, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Date:  May 18, 2012

EAST ROCK CAPITAL, LLC
By:	D PARTNERS MANAGEMENT, LLC
Managing Member

By:	/s/ GRAHAM DUNCAN
	Name:	Graham Duncan
	Title:	Managing Member

EREF SPECIAL SITUATIONS, LLC
By:	EAST ROCK ENDOWMENT FUND, LP
Managing Member

By:	EAST ROCK CAPITAL GP, LLC
General Partner

By:	D PARTNERS MANAGEMENT, LLC
Managing Member

By:	/s/ GRAHAM DUNCAN
	Name:	Graham Duncan
	Title:	Managing Member

D PARTNERS MANAGEMENT, LLC
By:	/s/ GRAHAM DUNCAN
	Name:	Graham Duncan
	Title:	Managing Member

/s/ GRAHAM DUNCAN
Name:	Graham Duncan

SHAPIRO PARTNERS MANAGEMENT, LLC
By:	/s/ ADAM SHAPIRO
	Name:	Adam Shapiro
	Title:	Managing Member

/s/ ADAM SHAPIRO
Name:	Adam Shapiro